Exhibit 10.7(c)

AMENDMENT NO. 3 TO THE
SUPPLEMENTARY PENSION PLAN OF
AIR PRODUCTS AND CHEMICALS, INC.

WHEREAS, Air Products and Chemicals, Inc. (the “Company”) is the Plan Sponsor of the Supplementary Pension Plan of Air Products and Chemicals, Inc. (the “Plan”); and
WHEREAS, pursuant to Plan Section 6.1, the Company may amend the Plan at anytime; and
WHEREAS, the Company desires to amend to the Plan.
NOW THEREFORE, the Plan is hereby amended effective August 1, 2017 as follows:

1.
The Plan Amendment Titled “AMENDMENT NO. 1 TO THE SUPPLEMENTARY PENSION PLAN OF AIR PRODUCTS AND CHEMICALS, INC.” executed on September 30, 2016 contained a scribers error and should have been titled “AMENDMENT NO. 2 TO THE SUPPLEMENTARY PENSION PLAN OF AIR PRODUCTS AND CHEMICALS, INC.”

2.	Section 3.5 (b) shall be amended to read as follows:
“Notwithstanding the above, a distribution to an Employee who at the time of his or her Separation from Service is a Key Employee shall not be made or commence before the date which is six months after the occurrence of such Separation from Service (or, if earlier, the date of death of such Key Employee). If the form of benefit elected by such Key Employee is an annuity, the Key Employee will receive, on the delayed payment date, all payments that would have been made during the period of delay. The discount rate as described in Section 3.6(b)(ii) as it would have applied on the Annuity Starting Date shall be used to adjust the delayed distributions to Key Employees.”

3.	In all other respects the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the Company has caused its Senior Vice President- Human Resources to execute this Third Amendment to the Plan on this___________ day of ______________ 2017.

Exhibit 10.7(c)

AIR PRODUCTS AND CHEMICALS, INC.
By: ________________________________
Senior Vice President- Human Resources